Exhibit 23.1

KPMG LLP Suite 600 205 North 10th Street Boise, ID 83702-5798

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 26, 2025, with respect to the consolidated financial statements of Clearwater Analytics Holdings, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boise, Idaho

March 6, 2025